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                                  EXHIBIT 15

EXHIBIT 15 -- LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors
AmSouth Bancorporation

  We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated August 14, 1997 relating to the unaudited consolidated financial statements of AmSouth Bancorporation and subsidiaries which are included in its Form 10-Q for the quarter ended June 30, 1997:

  Form S-3 No. 33-55683 pertaining to the Dividend Reinvestment and Common Stock Purchase Plan;

  Form S-8 No. 33-52243 pertaining to the assumption by AmSouth
  Bancorporation of FloridaBank
  Stock Option Plan and FloridaBank Stock Option Plan-1993;

  Form S-8 No. 33-52113 pertaining to the 1989 Long Term Incentive Compensation Plan;

  Form S-8 No. 33-35218 pertaining to the 1989 Long Term Incentive Compensation Plan;

  Form S-8 No. 33-37905 pertaining to the AmSouth Bancorporation Thrift Plan;

  Form S-8 No. 33-9368 pertaining to the Long Term Incentive Compensation
  Plan;

  Form S-8 No. 33-2927 (as amended) pertaining to the Employee Stock Purchase Plan;

  Form S-8 No. 2-97464 pertaining to the Long Term Incentive Compensation
  Plan;

  Form S-3 No. 33-35280 pertaining to the Dividend Reinvestment and Common Stock Purchase Plan;

  Form S-8 No. 33-19016 pertaining to the Long Term Incentive Compensation
  Plan;

  Form S-8 No. 33-58777 pertaining to the Director Restricted Stock Plan;

  Form S-8 No. 333-02099 pertaining to the AmSouth Bancorporation Thrift
  Plan;

  Form S-3 No. 333-06641 pertaining to the AmSouth Bancorporation 7 1/2% Convertible Subordinated Debentures; and

  Form S-8 No. 333-05631 pertaining to the 1996 Long Term Incentive Compensation Plan.

  Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Sections 7 or 11 of the Securities Act of 1933.

                                          /s/ ERNST & YOUNG LLP

August 14, 1997